                                                                    Exhibit 10.5


                                      LEASE
                                      -----

         THIS LEASE is made this ____ day of June, 1996, between Elm Holdings Inc., a Delaware corporation and successor-in-interest to the Carborundum Company (hereinafter called the "Lessor") and Unifrax Corporation, a Delaware corporation (hereinafter called the "Lessee").

                                   WITNESSETH:
                                   -----------

                                    ARTICLE I
                                    ---------

                                 GRANT AND TERM
                                 --------------

         1.1 PREMISES. In consideration of the rents, covenants and agreements herein contained, the Lessor hereby demises and leases unto the Lessee and the Lessee rents from the Lessor a portion of that certain real property currently known for street location purposes as 2050 Cory Drive, Sanborn, New York 14132 and fully depicted and described on the attached EXHIBIT A which is incorporated herein by this reference (such real property, but excluding buildings, improvements and fixtures now placed on such real property which are owned by Lessee, is hereinafter referred to as the "Leased Premises").

         1.2 PURPOSE AND TERM. TO HAVE AND TO HOLD the Leased Premises unto Lessee for use by Lessee in engaging in the manufacture and sale of ceramic fiber products or such other use permitted by law (the "Lessee's Business") for a period of twenty (20) years beginning on the ___ day of _________________, 1996, and ending on the ____ day of ____________, _____ (the "Initial Term"). The Initial Term and any other periods of extension are herein collectively called the "Term." Notwithstanding the above provisions, Lessee shall have the unfettered right to terminate this Lease, abandon all fixtures and real property rights upon 60 days notice to Lessor, provided, however, all personal or trade fixtures shall be removed in accordance with Section 3.3 hereof.


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

         1.3 COMMON AREAS. The parties will have the following rights and responsibilities for the common areas respecting the Leased Premises and the other contiguous real property owned by Lessor:

         EASEMENT. Lessee will enjoy the benefits, subject to the burdens of, an access easement to use the right-of-way over the asphalt road which serves as the entrance to the Leased Premises as shown on the site survey attached hereto as EXHIBIT B (the "Entrance") pursuant to a separate Easement Agreement dated as of February 4, 1993 originally between Lessee and Metaullics Systems Co., L.P., and assigned to Lessor and attached as Exhibit C (the "Easement").

                                   ARTICLE II
                                   ----------

                            RENT - TAXES - UTILITIES
                            ------------------------

         2.1 MINIMUM RENT. Lessee covenants and agrees with Lessor to pay as minimum rent for use of the Leased Premises the sum of One Dollar ($1.00) per year and other valuable consideration herein specified payable at such address as Lessor shall designate and due in full and in advance on the first day of each year during the term of this Lease, which amount may be paid in full for the Initial Term in the sum of $20.00 upon execution of this Lease.

         2.2 REAL ESTATE TAXES. During the Term of this Lease, Lessee agrees to pay all real estate taxes and assessments due or to become due on the Leased Premises. Lessee also agrees to be responsible for any taxes or assessments directly related to Lessee's use of the Leased Premises or Lessee's buildings, fixtures or personal property located thereon. Lessee shall not, however, be required to pay any inheritance, franchise, income, rent, personal property or similar taxes levied on the business or operations of Lessor.

         2.3 UTILITIES. During the Term of this Lease, Lessee covenants and agrees with Lessor to pay for, as and when due, all electric current, all gas used for or in relation to the Leased Premises, water charges including sewer taxes, rentals and surcharges, at the rates of the utility company or municipality supplying the service and according to the readings of the meters


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or submeters measuring the quantity furnished to the Leased Premises and all other utilities, if any.


                                   ARTICLE III
                                   -----------

                    POSSESSION, USE AND SURRENDER OF PREMISES
                    -----------------------------------------

         3.1 POSSESSION AND SURRENDER. Lessee shall take possession of the Leased Premises in the condition in which they are at the beginning of the Initial Term. At the end of the Term, assuming Lessee does not elect to exercise its Purchase Option contained in Article IX below, Lessee shall deliver all keys to Lessor and leave the Leased Premises in as good condition as received, except for reasonable wear and tear. Any merchandise, material or waste left on, in, or about the Leased Premises or adjacent interior or exterior areas by Lessee after the end of the Term may be summarily removed and stored or disposed of by Lessor without notice to Lessee and at Lessee's expense.

         3.2 USE OF PREMISES. Lessee shall use and occupy the Leased Premises in a reasonably safe and careful manner in operating the Lessee's Business, conforming to normal practices in Lessee's trade or industry. If Lessee shall make any alterations or improvements to the Leased Premises, the same shall be completed in good and workmanlike manner, free of liens of contractors, materialmen or laborers. Any alterations, improvements or the installation or relocation of major equipment shall be at Lessee's sole cost and expense. Lessee shall conform to and obey all laws, ordinances, rules, regulations, requirements and orders of all governmental bodies or authorities respecting its use of the Leased Premises, including compliance with all permits governing storm or sanitary sewer discharge. To the extent practicable, the parties will obtain separate permits, licenses and governmental authorizations relating to Lessee's use, occupation an discharge into the environment from the Leased Premises.

         3.3 REMOVAL OF TRADE FIXTURES. If Lessee is not in default hereunder, all trade fixtures and/or equipment installed on the Leased Premises and owned by Lessee may be removed at the end of the Term of this Lease; provided, however, that Lessee shall repair, at its own expense, any injury to the Leased Premises resulting from such removal.


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

                                   ARTICLE IV
                                   ----------

                           MAINTENANCE OF THE PREMISES
                           ---------------------------

         4.1 REPAIRS/MAINTENANCE BY LESSEE. Lessee covenants and agrees to keep and maintain the Leased Premises in good order, condition and repair, substantially the same as the existing condition of the Leased Premises, normal wear and tear excepted.

         4.2 LESSOR'S RIGHT TO ACCESS. Lessee covenants and agrees to permit Lessor to enter the Leased Premises at all reasonable or necessary times, upon at least 24 hours prior written notice, to examine their condition or to take any action as provided hereunder. Lessor shall be permitted to enter the Leased Premises at any time, without notice, in the event of an emergency. During the last twelve (12) months of the Term of this Lease, Lessor shall have the right to show the Leased Premises to prospective tenants at all reasonable times and to maintain a "for rent" sign on the exterior thereof.

         4.3 CASUALTY DAMAGE. Lessor and Lessee agree that if during the Term hereof the Leased Premises shall be damaged or destroyed by fire or other casualty, then Lessee may, but shall not be required to, repair such damage or destruction and restore the Leased Premises as nearly as practicable to its condition immediately preceding such damage or destruction and Lessee may use and apply the available net insurance proceeds towards such repairs and restoration. If Lessee does not choose to repair any such damage and restore the Leased Premises to its prior condition, this Lease shall terminate and Lessee shall within 180 days following the incident causing such damage remove all debris, trade fixtures, equipment and personal property on the Leased Premises.

         4.4 MECHANIC'S LIENS. If, because of any act or omission of Lessee or anyone claiming by, through or under Lessee, any mechanic's or other lien or order for the payment of money shall be filed against the Leased Premises or against Lessor (whether or not such lien or order is valid or enforceable as such), Lessee shall, within thirty (30) days after the date of filing thereof, excluding any delay due to cause(s) beyond the control of Lessee, at its own cost and expense, cause the same to be canceled and discharged of record by payment or bonding and Lessee shall also indemnify and save harmless Lessor


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from and against any and all costs, expenses, claims, losses or damages, including reasonable counsel fees, resulting therefrom or by reason thereof.

                                    ARTICLE V
                                    ---------

                             INSURANCE AND LIABILITY
                             -----------------------

         5.1 INSURANCE. Lessee shall during the Term and at its own expense, carry all risk public liability insurance with at least $1,000,000.00 bodily injury and $500,000.00 property damage limits, with Lessor named as an additional insured. It is acknowledged and agreed that insurance provided by Lessee is primary to any insurance provided by Lessor. Lessee further covenants and agrees to carry fire and extended coverage insurance on the Leased Premises, with companies qualified in the State of New York, for the full insurable value of the building(s) on the Leased Premises. Lessee further agrees to exhibit such policies or certificates of such policies to Lessor upon reasonable request and agrees that such policies shall not be subject to cancellation or modification unless ten (10) days prior written notice of such cancellation or modification is first provided to Lessor.

         5.2 LESSOR'S NON-LIABILITY. Lessor shall have no responsibility for the care or safety of any buildings, equipment, merchandise, fixtures or accretions to the Leased Premises or kept on the Leased Premises by Lessee, and shall not be liable for any damage caused directly or indirectly by acts or omissions of others.

         5.3 MUTUAL WAIVER OF SUBROGATION. To the extent they may do so without invalidating their respective policies of insurance, if any, Lessor and Lessee each agree to and hereby do waive all rights of recovery and causes of action against the other for damage to property caused by any of the perils covered by any of their respective policies of insurance as now or hereafter in force, notwithstanding that any such damage or destruction may be due to the negligence of either party or persons claiming under or through them.

                                   ARTICLE VI
                                   ----------

                                 EMINENT DOMAIN
                                 --------------


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         6.1 EMINENT DOMAIN. Appropriation by eminent domain or similar proceeding of the Leased Premises shall terminate this Lease as of the date of such appropriation. For purposes of this Article, the terms "appropriation" or "appropriated" shall mean a taking in condemnation proceeding by right of eminent domain, or a conveyance by Lessor to a public or quasi-public authority under threat of condemnation, and the date of appropriation shall be the date on which any such event occurs. If part, but not all, of the Leased Premises be appropriated, and loss of the part appropriated would have a significant detrimental effect on Lessee's use of the Leased Premises, then Lessee shall have the right to cancel this Lease by written notice to Lessor given within fifteen (15 ) days after such appropriation. In the event Lessee elects to cancel this Lease pursuant to this Article 6.1, Lessee shall vacate the Leased Premises as of the date the Leased Premises are to be delivered to such appropriating agency or body. If Lessee does not exercise its cancellation right, Lessee shall, at the expiration of the fifteen (15) day period, proceed with all reasonable dispatch to repair any damage to the Leased Premises caused by the appropriation, and Lessee shall be entitled to an equitable adjustment in the rent accruing hereunder, from the date of appropriation, proportionate to that part of the Leased Premises so taken.

         6.2 ALLOCATION OF AWARD. Lessee shall be entitled to receive the entire award or settlement of damages representing the value of land and building appropriated, or any estate therein, or damage to the residue of the Leased Premises, it being agreed that as between Lessor and Lessee, any such award shall be the sole property of Lessee. Lessee may also claim and receive compensation from the condemning authority for damage to its fixtures, for the cost of removal and damage by reason thereof, and for any other direct loss or damage it may suffer by reason of the appropriation.

                                   ARTICLE VII
                                   -----------

                                DEFAULT BY LESSEE
                                -----------------

         7.1 DEFAULT BY LESSEE. If Lessee shall at any time be in default in the payment of rent or other charges due hereunder relating to the payment of money and Lessee shall fail to remedy such default with twenty (20) days after


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

written notice from Lessor; or if Lessee shall at any time be in default with respect to performance of its other agreements hereunder (relating to matters other than the payment of money) and Lessee fails to commence to remedy such default within thirty (30) days after written notice from Lessor and thereafter diligently to pursue correction thereof; or if a receiver of any property of Lessee on Leased Premises is levied upon by legal process, or Lessee by adjudged bankrupt, and Lessee fails within sixty (60) days to commence and thereafter diligently to pursue proceedings for the vacation of such appointment, levy or adjudication; or if Lessee shall dispose of all or substantially all of its assets in bulk, or make an assignment for the benefit of its creditors or voluntarily commence any bankruptcy, receivership or insolvency proceeding, then, and in any such instance, Lessor may enter upon and retake the Leased Premises notwithstanding the provisions of this Lease, and , in the event of such entry, Lessor may terminate this Lease upon ten (10) additional days notice and opportunity to cure being provided to Lessee, in which event the obligations of Lessee hereunder shall cease, without prejudice however to the right of Lessor to recover from Lessee for rent to the date of entry.

         Upon any such entry, Lessor may remove all persons and property from the Leased Premises, and such property may be removed and stored at a public warehouse or elsewhere at the cost of and for the account of Lessee, all without service of notice or resort to legal process (all of which Lessee expressly waives), and without Lessor being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby except any loss or damage arising from Lessor's gross negligence or willful misconduct. The rights of Lessor specified in this Article VII and elsewhere in this Lease are the exclusive rights and remedies of Lessor in the event of a default by Lessee.

         7.2 INTEREST. Any amounts which become due and payable to Lessor under this Lease, and which remain unpaid for ten (10) days after the due date thereof, shall bear interest at a rate per annum equal to the prime rate of interest announced from time to time by Key Bank PLUS three percent (3%) from the date or dates such amount(s) shall become due and payable until the date or dates of payment. Interest on amounts which become due and payable may be charged against Lessee without waiving any other rights to which Lessor may be entitled under this Article VII.


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                                  ARTICLE VIII
                                  ------------

                                   REMEDIATION
                                   -----------

         8.1 REMEDIATION. This Article intentionally deleted; reference should be made to the Stock Purchase Agreement for provisions regarding remediation.

                                   ARTICLE IX
                                   ----------

                         OPTION/REQUIREMENT TO PURCHASE
                         ------------------------------

         9.1 OPTIONS. For good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, Lessor hereby grants to Lessee an exclusive option (the "Purchase Option") to purchase the Leased Premises for $1, such Purchase Option being exercisable at any time during the time period (the "Purchase Period") from the date hereof until the expiration of the Term.

         9.2 EXERCISE OF OPTIONS. If Lessee elects to exercise its Purchase Option, Lessee shall deliver to Lessor written notice of such election within the Purchase Period. The notice shall specify a proposed closing date for the purchase and sale transaction (the "Sanborn Closing"), which date shall be at least twenty (20) but not more than sixty (60) days from the date of the notice of election to exercise.

         9.3 CLOSING OF PURCHASE/SALE TRANSACTION. Upon the Closing of the purchase and sale transaction, Lessor shall deliver to Lessee (a) a duly executed limited warranty deed, in form reasonably satisfactory to Lessee, conveying the Leased Premises (which shall be a separately described parcel for tax and all other purposes) to Lessee free and clear of all liens, other than Permitted Liens (which term, as used herein, shall mean those items shown on Schedule B of [Ticor Title Company Commitment Number T5292-01910 dated December 1, 1992 ] which items are numbered 8, and 13 and taxes and assessments not then due and payable) and those liens and encumbrances caused by Lessee, (b) and owner's title insurance policy issued by Ticor Title Insurance Company, or another title company acceptable to Lessee, in the amount of [$500,000] insuring fee in simple title to the Leased Premises to be


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in the Lessee as of the Closing, with Lessor using its best reasonable efforts to have Schedule B general exceptions deleted and subject only to Permitted Liens and those liens and encumbrances caused by Lessee and (c) current survey of the Leased Premises prepared by a registered surveyor, which survey shall be certified by Lessee, the title company and to Lessee's lender and shall include a calculation of the total square footage of the Leased Premises, a legal description of the land, all improvements, boundaries, set back lines and easements and all other information normally included on certified surveys in accordance with ALTA/ACSM minimum survey standards. Upon the Closing of the purchase and sale transaction, Lessee's leasehold rights granted herein shall merge with and into its fee interest and this Lease shall terminate.

         9.4 COSTS AND FEES. Lessor and Lessee agree to share equally the costs and fees related to the title commitment, the title policy, the survey, all transfer taxes and all recording or escrow costs. Lessor shall pay and be solely responsible for all amounts due to discharge any lien encumbering the Leased Premises and all costs associated with the title company insuring over any defects in title.

                                    ARTICLE X
                                    ---------

                                  MISCELLANEOUS
                                  -------------

         10.1 QUIET ENJOYMENT. Lessor covenants and agrees that if Lessee pays the rent and other charges herein provided, and performs all the covenants and agreements herein provided, and performs all the covenants and agreements herein stipulated to be performed on Lessee's part, Lessee shall, at all times during the Term of this Lease have the peaceable and quiet enjoyment and possession of the Leased Premises without any manner of hindrance from Lessor or from any other persons except as to any portion of the Leased Premises that may be taken by eminent domain.

         10.2 ASSIGNMENT AND SUBLETTING.Upon obtaining Lessor's consent, which will not be unreasonably withheld, Lessee shall have the right to (i) assign, convey, mortgage or hypothecate this Lease or any interest therein; (ii) allow any transfer hereof; (iii) sublet or license the premises or any part thereof; or (iv) permit the use or occupancy of the premises or any part thereof by anyone other than Lessee for any purpose. For avoidance of doubt, any


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

stock transfer by shareholders of Lessee not amounting to a change in control of Lessee shall not be deemed an assignment of this Lease requiring Lessor's consent.

         10.3 SHORT FORM LEASE. The parties shall execute a short form or memorandum of lease for recording purposes which shall contain sufficient information to protect the leasehold estate and rights of Lessee and Lessor hereunder.

         10.4 RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent or of partnership, joint venture, or any other association whatsoever between Lessor and Lessee, it being expressly understood and agreed that neither the computation of rent nor any other provisions contained in this Lease, nor any act or acts of the parties hereto, shall be deemed to create any relationship between Lessor and Lessee other than a relationship of landlord and tenant.

         10.5 SURRENDER/HOLDING OVER. Upon the termination of this Lease, or upon the termination of Lessee's right to possession without termination of this Lease, Lessee must surrender possession and vacate the Leased Premises immediately.

         10.6 REMEDIATION ACCOMMODATION. This section intentionally deleted.

         10.7 NO WAIVER. No waiver of either party hereto shall be valid unless the same is in writing. No consent or waiver, express or implied, regarding any breach of any covenant, condition or duty imposed herein shall be construed as a consent or waiver regarding any future breach of the same or any other covenant, condition or duty.

         10.8 NOTICES. Any notice provided or permitted to be given under this Agreement must be in writing, and may be served by (a) depositing same in the United States mail, addressed to the party to be notified, postage prepaid, (b) registered or certified mail with return receipt requested, (c) by delivering the same in person to such party at the respective addresses listed below or (d) by delivery by a recognized national overnight delivery service such as Federal Express, Purolator, etc. Notice given in accordance herewith


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
shall be effective three (3) days after depositing the same in the United States mail, two (2) days after the same is sent by registered or certified mail, immediately upon personal delivery or one (1) day after sending the same by a recognized national overnight delivery service. For purposes of notice, the addresses of the parties shall be as follows:

         If to Lessor:              Elm Holdings Inc.
                                    200 Public Square 11-3006-W
                                    Cleveland, Ohio 44114-2375
                                    ATTN:  Law Department

         With a copy to:            BP America Inc.
                                    200 Public Square 11-3006-W
                                    Cleveland, Ohio 44114-2375
                                    ATTN:  Law Department

         If to Lessee:              Unifrax Corporation
                                    2351 Whirlpool Street
                                    Niagara Falls, New York 14302
                                    ATTN: President

         with a copy to:            Baker & Hostetler
                                    National City Center Building
                                    Cleveland, Ohio 44114
                                    ATTN: James B. Griswold

         10.9 FORCE MAJEURE. Except with respect to payment of rent, taxes, insurance and payment of utilities, in the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrections, war or any other reason of like nature not the fault of the party delayed in performing work or doing any act required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period of the performance of any act shall be extended for a period equivalent to the period of such delay.


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         10.10 ZONING. Lessor represents that the Leased Premises are currently zoned industrial (M-2).

         10.11 PARTIES AND GENERAL MATTERS. This Lease and all the covenants, provisions and conditions herein contained shall inure to the benefit of and be binding upon the heirs, successors and assigns of the parties. Neuter pronouns shall be read as masculine or feminine, and vice versa, and words in the singular person as plural, if the nature or number of the parties require. The word "Term" when used to refer to the period for which the Leased Premises are let and leased, includes any period of holding over. Paragraph headings are for conveyance only, and their presence or absence shall not be considered in the interpretation of this Lease.

         10.12 GOVERNING LAW AND VENUE. This Lease shall be construed in accordance with the laws of the State of New York.


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
         IN WITNESS WHEREOF, this instrument has been executed by Lessor and Lessee as of the day and year first above written.

Signed and Acknowledged                     ELM HOLDINGS INC.
in the presence of:

                                      By:
- --------------------------------         --------------------------------
Witness Name:                               Name:
              ------------------                  -----------------------
                                            Title:
                                                  -----------------------

- --------------------------------
Witness Name:
              ------------------

                                                     UNIFRAX CORPORATION


                                      By:
- --------------------------------         --------------------------------
Witness Name:                               Name:
              ------------------                  -----------------------
                                            Title:
                                                  -----------------------

- --------------------------------
Witness Name:
              ------------------

STATE OF _________________)
                          )   SS.
COUNTY OF_________________)

         BEFORE ME, a Notary Public in and for said County and State, personally appeared ELM HOLDINGS INC., by ___________________, its _______________________,
who acknowledged that s/he did sign the foregoing Lease and that the same is his/her free act and deed and the free act and deed of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this ___ day of _____________, 1996.

                                               ---------------------------------
                                                           Notary Public

STATE OF _________________)
                          )   SS.
COUNTY OF_________________)


         BEFORE ME, a Notary Public in and for said County and State, personally appeared UNIFRAX CORPORATION, by ______________ its ______________________ who
acknowledged that s/he did sign the foregoing Lease and that the same is his/her free act and deed and the free act and deed of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this ____ day of ________________, 1996.

                                                --------------------------------
                                                            Notary Public

This instrument prepared by:


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

Barbara A. Rutigliano, Esq.
BP America Inc.
200 Public Square, 11-3006-W
Cleveland, Ohio  44114-2375


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


                                LIST OF EXHIBITS
                                ----------------
                                       TO
                                       --
                                      LEASE
                                      -----

EXHIBIT A         -        Legal Description
EXHIBIT B         -        Site Survey
EXHIBIT C         -        Easement Agreement dated February 4, 1993
- ---------


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